EXHIBIT 23.01

                             PRICEWATERHOUSECOOPERS
                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 15, 2002 relating to the financial statements and financial statement schedule, which appears in Interland, Inc.'s Form 10-K for the year ended year ended August 31, 2002.


/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
September 30, 2003